Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the 10-Q of eMagin Corporation (the "Company") for the quarter period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary W. Jones, Chief Executive Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U. S. C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned's knowledge:

1) except as therein noted, the Report complies in all material respects with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company as of and for the quarter ended September 30, 2002. This certification is provided solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.



/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer
Date: November 19, 2002